UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of Earliest Event Reported): OCTOBER 1, 2004


                               CHYRON CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


          NEW YORK                  1-9014                   11-2117385
      (State or Other       (Commission File Number)      (I.R.S. Employer
        Jurisdiction                                       Identification
      of Incorporation)                                         No.)


                  5 HUB DRIVE
               MELVILLE, NEW YORK                          11747
    (Address of Principal Executive Offices)             (Zip Code)


       Registrant's telephone number, including area code: (631) 845-2000

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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
           DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective October 1, 2004, Chyron Corporation (the "Company") has promoted Kevin Prince, age 49, to the position of Senior Vice President, Operations, with responsibility for Engineering, Manufacturing, Quality Control, Test, Technology Strategy and New Product Development. The VP of Manufacturing and Engineering, Chief Technology Officer and Chief Product Officer will report to Mr. Prince.

Mr. Prince joined the Company on July 27, 2004 as VP, Strategic Marketing. Prior to joining the Company, he was employed by Pinnacle Systems, Inc., where during the past five years he held the following positions. From March 2003 to July 2004, he was Director of Product Planning (Graphics), and was responsible for graphics product planning and marketing. From July 2001 to March 2003 he was Business Manager of the Vortex Group, and was responsible for development, quality assurance, systems installations, service support and sales support for the Vortex product. From April 1997 to June 2001 he was Business Manager of the Deko Group and was responsible for the Deko Group revenues, product marketing, product specification and release plan, presentation and training.

In his new role as SVP, Operations, Mr. Prince's compensation will be increased to an annual base salary of $150,000 and he will continue to receive full participation in the Company's standard benefit plans. He does not have an employment agreement with the Company.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                               CHYRON CORPORATION

                                    By: /s/ Jerry Kieliszak
                                       ------------------------------------
                                    Name:   Jerry Kieliszak
                                    Title:  Senior Vice President and
                                            Chief Financial Officer


Date:  October 1, 2004